Exhibit 10.3

I.A. Partners K.K.

& American Home Assurance Company

Part 1: Agency consignment contract for insurance against loss

Types of consignment insurance

Consignment insurance type		Consignment insurance
1	Fire insurance	11	Windstorm insurance
2	Automobile insurance	12	Machinery Breakdown Insurance
3	Accident insurance	13	Glass Insurance
4	Constructions Insurance	14	Labor disaster liability insurance
5	Theft insurance	15	Expense/Profit insurance
6	Warranty insurance	16	Warranty
7	Property insurance	17	Transport insurance
8	Liability insurance	18	Maritime insurance (hull insurance)
9	Aviation insurance	19	Maritime insurance (cargo insurance)
10	Credit insurance

P.4

Article 8 (agency commission due date)

Monthly payment of agency commission should be made before the end of the following month accounted for.

2. Post-factum agency commission should be paid within 3 months from the end of business year.

3. If this contract becomes complete or cancelled, unpaid agency commission should be paid within 3 months from the date of completion or cancellation date.

Article 9 (agency commission rules)

The company sets an agency consignment rules on the items in the contract, and reports the agency before the beginning date of the insurance contract.

2. The company is able to change the agency consignment rules by reporting the agencies in advance for certified cases such as, addition of insurance types or any movement in economical situation.

3. The company is able to set different agency consignment rules according to the agency and insurance types.

Article 10 (agency commission reduction)

The company can reduce the agency commission or agency commission rate, if the agency concludes the insurance contracts in special cases approved by the company or if the company certifies that it is unsuitable to calculate agency commission rates based on the agency consignment rules.

2. If the agencies does not execute commission business themselves, and is acknowledged that it is unsuitable to calculate agency commission rates based on the agency consignment rules, and the company is able to reduce the agency commission rate.

3. If the agency violates this contract, the company is able to reduce or refuse to pay the agency commission for a fixed period. However, this item does not apply if it is to be punished based on article 35.

Article 11 (reversal of agency commission)

If agency returns all or part of the premiums to the insurance contractor due to changes in conditions or cancellation, based on agency consignment rules, it is necessary to make reversals to the company based on the total amount of agency commission.

2. Even if the agency manages transfer contracts, if agency returns all or part of the premiums to the insurance contractor due to change in conditions or cancellation, based on the agency consignment rules, it is necessary to make reversals to the company based on the total amount of agency commission.

3. After the completion or cancellation of this contract, it is not possible to avoid the duty, even if it is applicable to the previous 2 items.

Article 12 (management of transfer contracts)

If agencies are to handle transfer contracts, agency commission is decided based on agency consignment rules against the income premium collected by the company or agency after transfer.

Article 13 (management of expenses and such)

Excluding the items below, expenses related to commission business will be paid by the agency.

(1)	Revenue stamp fee of the premium receipt due to commission business.

(2)	Stamp fee for sending surety bond. However, it is usually limited for the fee of 1st class mail.

(3)	Transfer fee for executing premium settlement in article 19.

(4)	Others acknowledged by the company as “necessary”.

Article 14 (method of information processing)

When processing commission business, agencies are to follow the statements by this contract, and also the information processing rules set by the company.

Article 15 (report on insurance contract)

Agencies should immediately report conclusions and changes in insurance contracts, and upon receiving cancellation request via methods such as written document or electric mails set by the company. However, upon receiving cooling-off request from the insurance contractor, it is necessary to tell the contractor to report directly to the company via written document.

Article 16 (premium receipt)

Agencies, upon conclusion of insurance contract, should receipt the total amount at the same time through a method set by the company. However, if other methods of payment exist for a particular insurance contract, follow the rule.

2. For insurance contracts handled by the agency, the company can directly receipt premiums from the insurance contractor based on receipt methods set by the company.

3. Also, as a general rule, all expenses that occurred from the company for directly receipting the premium from the contractor are paid by the agencies.

4. Agencies should not divert the receipted premiums for other purposes.

5. The term “diversion” defined in this contract not only refers to consumption by self or non-self, but violating the safekeeping methods of premium defined in items 1 through 6 in article 18, and items 9 or 12.

Article 17 (management of premium receipts and such)

Upon receipting premiums, the agencies should issue premium receipts set by the company through other methods set by the company to the insurance contractor.

2. Agencies should only issue surety bond or premium receipts to the insurance contractor after receipting premium based on article 16 item 1. However, the issuing of surety bond for transport insurance and cargo insurance contracts, which the company certifies them to receipt the premium from the insurance contractor by totaling-up a fixed period, are subject to exception.

Article 18 (safekeeping of premiums)

Agencies should clearly distinguish the premium from its own assets, and keep them in a secure place.

2. Upon receipting premiums, agencies should settle up to the company without delay, and that this should be deposited to bank accounts which are specifically for premiums such as Postal Savings and such without delay. (“premium saving account” from below onwards).

3. According to the rules from the previous items, when setting up a premium saving account for saving the premiums that were receipt for the company, agencies should follow the rules set by company. Also, report the saving account symbol and number to the company using a form provided by the company, and get an approval from the company.

4. If the premium saving account is changed or discontinued, report the saving account symbol and number to the company immediately using a form provided by the company, and get an approval from the company.

5. The name of the premium saving account for the company will be as follows.

(1)	Print “American Home Assurance Company Agency” in the agency name column.

(2)

If an agency has concluded a contract of property insurance agency consignment with other insurance company, print the same name as previous item, given that the company’s premium saving account is kept different from the other account. However, if an advanced report is sent to the company through a document, it is possible to deposit premiums from multiple insurance companies to the same premium saving account at the same time. In this case, print “property insurance agency settlement” in the agency name column.

6. The types of savings that can be setup as premium saving account are restricted to types set by the company. Also, in setting up the premium saving account, make sure that there is no trouble with the premium balance set by article 19.

7. The premium receipted by the agency and premium saving account belongs to the company.

8. The company is able to withdraw savings in the premium saving account or order the agency to withdraw them at anytime.

9. The agency cannot transfer or pledge the premium saving account.

10. Agency should not deposit any money other than premiums to the premium saving account.

11. Agency is required to withdraw interests to the premiums accrued from the premium saving account. The agency will acquire this withdrawn interest as its income.

12. Agency should withdraw premium saving account except in the following cases.

(1)	Balance of premium due to article 19.

(2)	Returning premiums to the insurance contractor (however, up to the amount limit set by the company).

(3)	Saving as income, assuming that the interests have been withdrawn according to article 19.

(4)	When ordered by the company

Article 19 (settlement of premiums)

When receipting premiums from the insurance contractor, the agency should follow item 2 and balance them. Also, as regards to the deposits set by article 11, in case of any changes in conditions of insurance contract or cancellation, it is necessary to balance before the end of the following month.

2. The agency should get an agreement from the company in advance and balance the premiums through one of the following methods described in the next items. However, in the case of item 2, the company notifies the agency 7 days in advance, and all or part of the premium can balanced in advance of due date.

(1) Method by balancing the whole premium to the company each time a premium is receipt without delay.

3. With any of the balance methods mentioned above, despite the rules in the previous items, the agency may pay the “agency commission deducted premium” amount to the company.

4. If the agency itself balances premiums that have not been mentioned on the company made statement and debit note of premium, it is necessary to submit a bill with the self-balanced content written on it without delay.

5. For the premiums of insurance contract, which is subject to “immediate premium transfer system” set by the company, the balance is made according to item 2 (1), and the previous item 2 will be applied.

6. In case of any dishonored check or draft, or bankruptcy, beginning of civil rehabilitation proceeding, beginning of company resolution or company renewal proceeding, the agency should immediately balance the total amount of receipt premiums to the company, without subtracting the agency commission regardless of rules in item 3. It also applies when the agency receives seizure, provisional seizure, provisional disposition, and court enforcement and that the execution of this contract is certified to be difficult.

Article 21 (dealing with accidents covered by insurance)

When notified about an accident, make a report of the situation immediately to the company.

2. In the case of accidents, the agency should not give its opinions on the payment reasonability of the company and its amount to anyone, unless told by the company.

Article 22 (the persons engaged in insurance soliciting)

When the agency lets directors or employee for insurance soliciting, with the company’s directions, make a report to the company in advance and the education program for the persons engaged in insurance soliciting proceeds to completion.

2. The agency should not allow persons not engaged in insurance soliciting to conclude a representation, invite to conclusion of insurance contract, explain the contents of insurance commodity, receipt of premiums, issue premium receipts or produce applications. Also, the agency should not print names other than the persons engaged in insurance soliciting on the documents set by article 30.

3. In case of any change in persons engaged in insurance soliciting the agency should report to the company without delay.

4. Agency will take full responsibility for the actions executed by the persons engaged in insurance soliciting.

5. If there are any changes in persons engaged in insurance soliciting, report to the company without delay.

Article 23 (Agency consignment contract for insurance against loss with other insurance company)

When concluding an agency consignment contract for insurance against loss with other insurance company, the agency needs to get an approval from the company in advance.

2. If the agency cancels the consignment contract for insurance or gets cancelled by the already consigned insurance companies, report to the company without delay.

Article 24 (consignment of soliciting to other property insurance agency or insurance intermediary, prohibition of consignment payment)

The agency should not conduct commission for insurance soliciting and pay the commission, reward or take part in any other considerations against other property insurance agency or insurance intermediary.

2. The agency should not receive commission for insurance soliciting and receive commission, reward or any considerations from other property insurance agency or insurance intermediary.

Article 25 (Prohibition of joint soliciting by agency and insurance intermediary)

Agency should not commit joint soliciting with insurance intermediary.

Article 26 (Prohibition of simultaneous operation with the insurance intermediary)

Agency should not commit simultaneous operation with the insurance intermediary.

Article 27 (Prohibition of concurrent post of director/employee with the insurance intermediary)

Agency should not have concurrent post of director/employee with the insurance intermediary and vice versa.

Article 28 (Prohibition of rebate)

Agency, whether directly or indirectly, should not provide money and goods equivalent to all or part of the consignment, premium discount, rebate, or any other sorts of special profit against insurance contractor, policyholder, or the persons concerned.

Article 29 (office equipments and goods)

Office equipment and goods such as premium receipt, account book, document, application form, brochure, sign board, name card, apparatus, and bank book of the premium saving account provided to the agency by the company are the property of the company, and if there is any demand from the company, the agency should return the office equipments and goods to the company without delay. Also, the agency is not allowed to use the name of the company for purposes other than commission business or commit any act using the relationship with the company.

2. Office equipments and goods in the previous item include data provided by the company such as customers’ information, and upon request by the company the agency is required to return or delete these data without delay.

Article 30 (soliciting document and such)

When preparing a soliciting document, the agency is required to follow the standards on its contents and usage methods set by the company.

2. Soliciting documents set by the previous item refers to those listed below and those that are specifically for insurance soliciting or used to smoothen the insurance soliciting, regardless of the type of medium.

(1)	Printed documents such as flier, brochure, direct mail and such

(2)	Publications such as newspaper, magazines and such

(3)	Posters, signboard and such

(4)	Transmission using telecommunication such as facsimile, PC and such

(5)	Homepage using internet

(6)	Broadcasting through television, radio and such

(7)	Movies, slides, videos or illuminated news display

Article 31 (confidentiality and such)

The company or the agency should carefully administer and should not leak or disclose information such as customer’s contract details, classified information, and private information, known due to service against third parties.

2. The company or the agency should not attempt insider trading for the self or third party using the information on preceding articles, or use them for purposes other than performing this contract.

3. The company and the agency should obey the duty in the preceding two articles even after termination or cancellation of this contract.

Article 32 (prohibition of assignment of accounts receivable)

The agency should not assign, pledge against receivables such as remuneration right, or claim right related to this contract as the result of commissioned business.

Article 33 (minimum attainment criteria for agency service)

The company is able to set minimum attainment criteria the agency should attain.

Article 34 (compensation for loss)

If the company or the agency reveals loss to either-or due to the violation of the contract rules, the company or the agency is responsible to recompense the loss.

2. If the agency reveals loss against insurance contractor because of to insurance soliciting, and the company recompenses the loss according to insurance service law article 282, the company owns the indemnity of claim against the agency.

3. Those that are in duty of compensation for loss or claim for compensation in the preceding articles are not able to contract out even after the contract is finished or cancelled.

Article 35 (actions against agency scandals)

If the agency violates the insurance service law or other laws, committed actions that are not suitable for insurance soliciting, or violates any rules related to work set by the company, the company is able to take actions against those in charge.

2. There are 5 types of actions based on previous article which are warning and submission of written pledge, reduction of agency consignment for a fixed period, devaluation of agency ranking, contract discharge, and abolition of insurance agency registration. However, additions or changes to these are possible.

Article 36 (Expiration and discharge of this contract)

This contract does not set any expiration. However, it will automatically terminate for the cases listed below.

(1)	If the accident insurance agency registration has been cancelled

(2)	If there is a reason to invalidate the accident insurance agency registration set by article 280 of the insurance service law.

(3)	If circumstances set in article 653 of civil law are met

2. For the cases below, the company will report through documents and the contract will be cancelled.

(1)	If agency has been found for diversion/consumption of premiums, taking unsuitable actions against accident insurance service, and others, with in 3 years of conclusion of the contract.

(2)	If agency falls under article 307 of the insurance service law, it is subject to cancellation of insurance agency registration or suspension of business.

3. The agency and the company, upon agreement, are able to cancel all or part of the contract.

4. In the cases below, the company is able to notify through documents and cancel this contract whenever.

(1)	If the agency does not continue the commission business.

(2)	If the agency damages the profit of the insurance contractor illegitimately.

(3)	If the agency damages the credibility of the company or obstructs the company business illegitimately.

(4)	If the agency violates the rules in this contract.

(5)	If there is a dishonor of bill or check, or bankruptcy, civil rehabilitation proceedings, company liquidation, dissolution of company due to consolidation.

(6)	If the agency is under attachment, auxiliary attachment, compulsory execution, and the conduction of the contract are certified to be difficult.

(7)	If the relations of trust has become seriously impaired

(8)	If the attainment does not fulfill the attainment criteria set in article 33.

(9)	Other cases where an incidence causes the continuation of the business to be difficult.

5. The agency or the company is able to cancel all or part of the contract by notifying by a document 60 days in advance, regardless of the rules in the previous items.

6. If the contract is finished or cancelled due to the preceding items, the agency should immediately takeover the contract and work to the company or an agency specified by the company, return the office equipment delivered from the company back to the company as stated in article 29, and balance any pending account without delay.

Article 37 (notification to the agency)

Agency will notify the company on the delivery location of the documents to the company in advance.

2. If there is any change in the location notified in the previous item, notify the company without delay.

3. The company, when notifying to the agency by documents, will notify against the address previously notified to the company. However, if the document is delayed or does not reach because no notification on address change has been made, the document will be considered as arrival on time.

Article 38 (information system such as agency abolishment)

If agency registration has been cancelled due to unsuitable actions against accident insurance service such as diversion/consumption of premiums, the company might make a record on the information system regarding the agency and the person in charge.

Article 39 (Building up collaborative relationship)

The agency and the company, through this contract, in order to build/sustain beneficial collaborative relationship, should not provide any merchandise against the contractor when switching over contracts between the company and the agency.

Article 40 (Joint guarantor)

The guarantor will guarantee every liability that rises from this contract such as premium balance liability, liability of compensation for loss, jointly with the agency.

2. If the agency changes the joint guarantor, it should gain an approval from the company in advance.

3. If guarantor becomes a bankrupt person or is clearly recognized as not creditworthiness, the agency should immediately notify the company and replace the guarantor at the same time.

Article 1

Due to conclusion of this contract, otherwise stated in other parts of this contract, on the date of the contract conclusion, the already concluded insurance agency consignment contract, and automobile liability insurance agency consignment contract will lose its effects towards future.

Article 2

The beginning term of the agency commission payment based on this contract is September 1st, 2002. The details are due to consignment rules separately delivered from the company.

Article 3

On the date of conclusion of this contract, if there exists an old consignment contract between the agency and the company, despite article 1, the agency commission must be paid according to the old consignment contract until the beginning term stated in the previous article.

Article 4

On the date of conclusion of this contract, if there is no old consignment contract between the agency and the company, regarding the agency commission, until the beginning term the agency consignment fee will be paid based on the consignment rules separately delivered from the company.

Article 5

On the date of conclusion of this contract, based on the old consignment contract between the agency and the company, if there is already a conclusion with the company on “deed of medication of contract for accidents insurance agency consignment contract”, the contract is agreed upon.

Article 8

On this contract, as regards to surety, the following terms will be interchanged.

(1) Insurance contract	consignment contract of guaranty and contract of guaranty
(2) Premiums	guarantee charge
(3) Assurance policy	guaranteed securities
(4) Conditions of insurance	guarantee clause and guarantee consignment clause
(5) Insurance contractor	guarantee assignor
(6) Assured person	collector of debts or person entitled
(7) Accidents	liability or commitment failure
(8) Insured event	liability or commitment failure
(9) Procedure for insurance claim	procedure for guarantee liabilities call of duty
(10) Liability	guarantee liabilities accountability
(12) Insurance money	guaranty money

Article 12 (persons engaged in insurance soliciting)

If the agency lets its executives or employees for insurance soliciting, the agency should gain an approval from the company in advance, and complete the education criteria set by the company.

(3)	If any changes in the executives or employees engaged in insurance soliciting occur, the agency should notify the company without delay.

(4)

If the agency installs a place specifically for insurance soliciting, and execute insurance soliciting work there, the agency should gain an approval from the company in advance. Also, any changes in the address or names of the place should be notified to the company without delay.

Article 13 (Document for soliciting)

If the agency publishes a document for soliciting, the content/method should follow what the company directs.

2. Also, the use of the published document requires an approval from the company in advance.

3. Document for soliciting is defined as soliciting documents that are used for newspaper ads, publications, advertising display, and methods such as telecommunications, broadcasting, movies, and speeches are also included.

Article 15 (prohibition of collaborative soliciting between the agency and the insurance broker)

The agency should not commit collaborative soliciting with the insurance broker.

Article 16 (prohibition of simultaneous operation as an insurance broker)

The agency should not simultaneously operate as an insurance broker.

Article 17 (confidentiality)

The company or the agency should not leak any customer information or other items.

Article 18 (prohibition of assignment of accounts receivable)

The agency should not dispose any pledge or transfer for any remuneration right against the company, other claim of right, receivables produced against the company, as the result of commissioned business.

Article 19 (compensation for loss)

If the agency creates a loss against the company due to violating the rules on this contract, and if the agency is responsible for the compensation for loss in the eye of the law, the agency must compensate for the loss.

2. If the company creates a loss against the agency due to violating the rules on this contract, and if the company is responsible for the compensation for loss in the eye of the law, the company must compensate for the loss.

Article 20 (Expiration and cancellation of the contract)

This contract is of indefinite duration. However, in the follow cases, the contract will automatically terminate.

(1)	If the accident insurance agency registration has been cancelled

(2)	If there is a reason to cancel the insurance agency registration according to article 280 of the insurance service law

(3)	If any condition in article 653 of the civil law is met

2. The agency and the company, upon the agreement, are able to cancel the contract.

3. Regardless of the rules in the preceding items, the agency or the company is able to cancel the contract through a 60 days advance notice.

4. In the following cases, the company is able to notify through document and cancel the contract whenever.

(1)

If agency has been found of diversion/consumption of premiums, taking unsuitable actions against accident insurance service, and rejected the registration of the insurance agency set by article 279 of insurance service law, with in 3 years of conclusion of the contract.

(2)	If the agency does not continue the commission business.

(3)	If the agency damages the profit of the insurance contractor illegitimately.

(4)	If the agency damages the credibility of the company or obstructs the company business illegitimately.

(5)	If the agency violates the rules in this contract.

(6)	If there is a dishonor of bill or check, or bankruptcy, civil rehabilitation proceedings, company liquidation, dissolution of company due to consolidation.

(7)	If the agency is under attachment, auxiliary attachment, compulsory execution, and the conduction of the contract are certified to be difficult.

(8)	If the relations of trust has become seriously impaired

(9)	If the attainment does not fulfill the attainment criteria set in article 33.

(10) Other cases where an incidence causes the continuation of the business to be difficult.

5. If the contract is finished or cancelled due to the preceding items, the agency should immediately takeover the contract and work to the company or an agency specified by the company, return the office equipment delivered from the company back to the company as stated in article 10, and balance any pending account without delay.

Article 21 (information system such as agency abolishment)

If agency registration has been cancelled due to unsuitable actions against accident insurance service such as diversion/consumption of premiums, the company might make a record on the information system regarding the agency and the person in charge.

Article 22 (Guarantor)

The guarantor will jointly guarantee liability that rises from this contract with the agency.

2. If the agency changes the joint guarantor, it should gain an approval from the company in advance.

3. If guarantor becomes a bankrupt person or is clearly recognized as not creditworthiness, the agency should immediately notify the company and replace the guarantor at the same time.

Note for management of duty changes in automobile liability insurance

American Home Assurance Company and its agency are to exchange this note having agreed upon the adhesive terms and conditions below.

Article 1

In the cases below, the agency is able to manage duty changes.

(1)	In the case of changes in car number only

(2)	In the case of changes in base of car usage

(3)	In the case of changes in types of vehicle and application

(4)	In the case of changes in owner names

(5)	In the case of changes in address, family name

(6)	In the case of vehicle replacement

Article 2

The agency should only use the “seal of approval of change” for the cases in the previous article, and should not loan it or use it for any other purposes. Also, this must be kept in a secure place.

Article 3

The agency cannot handle changes for insurance contract it has not handled.

Article 4

Cancellation of this note due to items 1, 2 and 3 will lose its effects towards future.

Clause of special policy conditions for automobile liability insurance agency consignment contract

The automobile liability insurance agency consignment contract between American Home Assurance Company and the agency is shown below.

Article 1 (range of service of special policy agency)

Special policy agency refers to an agency that has agreed on this clause of special policy.

2. If the agency concludes an automobile liability insurance contract according to this clause of special policy and receipt premiums from the insurance contractor, fill in the necessary items in the liability insurance application, seal with “automobile liability insurance premiums” seal and deliver the liability insurance certification to the insurance contractor.

Article 2 (loan of premiums receipt seal)

If the agency exchanges this clause of special policy with the company, the company will loan the premiums receipt seal to the agency.

Article 3 (usage and management of premiums receipt seal)

The agency will only use the premiums receipt seal loaned from the company for sealing the necessary columns in applications.

2. The agency should not use the premiums receipt seal for uses other than the cases in the previous article, or loan it to third parties, and should keep it in a secure place.

3. If the premiums receipt seal becomes damaged, stained, lost, or stolen, the agency should immediately notify the company and follow the orders.

Article 4 (usage, entry of liability insurance certification)

If the agency delivers liability insurance certification according to article 1, print the date after the approval of the liability insurance certification application and should not print the date before the approval.

2. The agency should use the liability insurance certification in numeric order printed on every sheet of page.

Article 5 (printing and safekeeping of premiums spreadsheet)

If liability insurance contract is concluded, the agency should report the contract content to the company with the liability insurance contract application, liability insurance contract advice of credit, without delay and transfer the premiums to the company.

2. The transfer service fee for transferring the premiums to the company is paid by the company, regardless of article 6 item 2 of the consigned contract.

Article 7 (validity-date and replacement of form)

The validity-date of a form is 3 months from the delivery from the company.

2. After the validity-date or the form becomes used, the agency has to return them to the company. In this case, the unused form should also be returned to the company.

Article 8 (Expiration and discharge of special policy)

This special policy does not set any expiration. However, it will automatically terminate for the cases listed below.

(1)	If the accident insurance agency registration has been cancelled

(2)	If there is a reason to invalidate the accident insurance agency registration set by article 280 of the insurance service law.

(3)	If circumstances set in article 653 of civil law are met

2. The agency and the company, upon agreement, are able to cancel all or part of the special policy.

3. Regardless of the rules in the preceding items, the agency or the company is able to cancel the special policy through a 60 days advance notice.

4. For the cases below, the company will report through documents and the special policy will be cancelled.

(5)	If agency has been found of diversion/consumption of premiums, taking unsuitable actions against accident insurance service, and others, with in 3 years of conclusion of the special policy.

(6)	If agency falls under article 307 of the insurance service law, it is subject to cancellation of insurance agency registration or suspension of business.

4. In the cases below, the company is able to notify through documents and cancel this special policy whenever.

(1)	If the agency does not continue the commission business.

(2)	If the agency damages the profit of the insurance contractor illegitimately.

(3)	If the agency damages the credibility of the company or obstructs the company business illegitimately.

(4)	If the agency violates the rules in this special policy.

(5)	If there is a dishonor of bill or check, or bankruptcy, civil rehabilitation proceedings, company liquidation, dissolution of company due to consolidation.

(6)	If the agency is under attachment, auxiliary attachment, compulsory execution, and the conduction of the special policy are certified to be difficult.

(7)	If the relations of trust has become seriously impaired

(8)	If the attainment does not fulfill the attainment criteria set in article 33.

(9)	Other cases where an incidence causes the continuation of the business to be difficult.

5. Cancellation of this note due to items 3 and 4 will lose its effects towards future.

6. If the special policy is finished or cancelled due to the preceding items, the agency should immediately takeover the work to the company or an agency specified by the company, return the loaned premiums receipt seal delivered from the company back to the company, and balance any pending account without delay.

Article 9 (guarantor)

The guarantor will jointly guarantee liability that rises from this special policy with the agency.

This contract is signed between:

American Home Agency Company

Address:

1-2-4, Tokyo

Representative: Mr. Ueno

Agent:

IA Partners K.K.

Address:

Nishi-Shinjuku Showa Bldg. B11F 1-13-12, Nishi-Shinjuku, Shinjuku-key, Tokyo

K.K. Global Hotline

Representative Director Hideki Anan

Joint Guarantor

Address:

3-13-10, Shibuyaku, Yoyogi, Tokyo

Name:

Hideki Anan